EXHIBIT 4(b)(i)





                MODINE MANUFACTURING COMPANY

                             AND

             THE FIRST NATIONAL BANK OF CHICAGO

                        Rights Agent

                     Amendment Number 1
                     ------------------

                             to

                      Rights Agreement

                Dated as of October 15, 1986






































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                      RIGHTS AGREEMENT
                      ----------------

                     Amendment Number 1
                     ------------------




     This Amendment, when executed, shall constitute a valid and binding amendment to that certain Rights Agreement dated as of October 15, 1986 by and between Modine Manufacturing Company, a Wisconsin corporation (the "Company"), and The First National Bank of Chicago, a national banking association (the "Rights Agent").

                          Recitals

     A. The Rights Agreement provides that the Company and the Rights Agent may supplement or amend the Rights
Agreement from time to time.

     B. The Rights Agent has consolidated all of its shareholder services, including the services contemplated by the Rights Agreement, in one business unit known as "First
Chicago Trust Company of New York."

     C. The Company and the Rights Agent desire to amend the Rights Agreement in accordance with the terms of this Amendment.

                          Agreement


     1. In consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Rights Agent agree, pursuant to the provisions set forth in the Rights Agreement, to amend the Rights Agreement as follows:

     2. The Rights Agreement is amended by substituting, where applicable, "First Chicago Trust Company of New York" in place of "The First National Bank of Chicago" as the Rights Agent.

     3. This Amendment shall be effective as of January 18, 1995.

     4. The Company and the Rights Agent agree that all other terms, provisions, covenants, or restrictions of the Rights Agreement, to the extent not inconsistent with this Amendment, shall remain unchanged and in full force and effect.

     5. Capitalized terms which are not defined in this Amendment have the meanings given such terms in the Rights
Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, as of the effective date hereof.

(SEAL)
                              MODINE MANUFACTURING COMPANY

Attest:

By   W. E. PAVLICK            By   R. T. SAVAGE
   ----------------------        --------------------------
   Title:  Secretary             Title:  President and
                                         Chief Executive
                                         Officer
(SEAL)
                              FIRST CHICAGO TRUST COMPANY OF
                              NEW YORK

Attest:

By s/M. Phalen                By    s/L. Woods
  ----------------------        ---------------------------
   Title: Vice President        Title: Vice President


































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